FRANKLIN VALUEMARK FUNDS
                                 on behalf of
                              Money Market Fund
                            Growth and Income Fund
                      Natural Resources Securities Fund
                         Real Estate Securities Fund
                       Global Utilities Securities Fund
                               High Income Fund
                   Templeton Global Income Securities Fund
                            Income Securities Fund
                       U.S. Government Securities Fund
                           Zero Coupon Fund - 2000
                           Zero Coupon Fund - 2005
                           Zero Coupon Fund - 2010
                            Rising Dividends Fund
                        Templeton Pacific Growth Fund
                     Templeton International Equity Fund
                   Templeton Developing Markets Equity Fund
                         Templeton Global Growth Fund
                    Templeton Global Asset Allocation Fund
                                Small Cap Fund
                             Capital Growth Fund
                Templeton International Smaller Companies Fund
                       Mutual Discovery Securities Fund
                        Mutual Shares Securities Fund
                      Global Health Care Securities Fund
                            Value Securities Fund

                             MULTIPLE CLASS PLAN

      This Multiple Class Plan (the "Plan") has been adopted by a majority of the Board of Trustees of Franklin Valuemark Funds (the "Investment Company") on behalf of each series named above (each, a "Multi-Class Fund"). The Board has determined that the Plan is in the best interests of each class of each Multi-Class Fund and of the Investment Company as a whole. The Plan sets forth the provisions relating to the establishment of multiple classes of shares ("Shares") of the Multi-Class Funds.

      1. Each Multi-Class Fund shall offer two classes of shares, to be known as Class 1 and Class 2 Shares.

      2. All Shares shall be sold solely to certain life insurance company ("Insurance Company") variable accounts for the purpose of funding certain variable annuity and variable life insurance contracts ("Variable Contracts") and to such other investors as are determined to be eligible to purchase Shares. Neither Class of Shares shall be subject to any front-end or deferred sales charges.

      3. The distribution plan adopted by the Investment Company pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended, (the "Rule 12b-1 Plan") associated with the Class 2 Shares may be used to pay Franklin/Templeton Distributors, Inc. ("Distributors"), the Insurance Companies or others to assist in the promotion and distribution of Class 2 shares or Variable Contracts offering Class 2 shares. Payments made under the Plan may be used for, among other things, the printing of prospectuses and reports used for sales purposes, preparing and distributing sales literature and related expenses, advertisements, education of contract owners or dealers and their representatives, and other distribution-related expenses, including a prorated portion of Distributors' or the Insurance Companies' overhead expenses attributable to the distribution of these Variable Contracts.
Payments made under the Plan may also be used to pay Insurance Companies, dealers or others for, among other things, furnishing personal services and maintaining customer accounts and records, or as service fees as defined under NASD rules. Agreements for the payment of fees to the Insurance Companies or others shall be in a form which has been approved from time to time by the Board, including the non-interested Board members.

      The Investment Company has adopted 12b-1 Plans for Class 1 shares as part of the Multi-Class Funds' separate Management Agreements which provides that a Multi-Class Fund will not make any additional payments pursuant to the Plans other than payments for which the Multi-Class Funds are otherwise obligated to make pursuant to the applicable Management Agreement or as incurred in the ordinary course of the Multi-Class Funds' business.

      4. The only difference currently in expenses as between Class 1 and Class 2 Shares shall relate to differences in Rule 12b-1 plan expenses.

      5. There are currently no conversion features associated with the Class 1 and Class 2 Shares.

      6. Shares of either class may be exchangeable for Shares of the same or different classes of another series of the Investment Company or of another underlying investment company according to the terms and conditions related to transfer privileges set forth in the Variable Contract prospectuses, as they may be amended from time to time.

      7. Each Class will vote separately with respect to any Rule 12b-1 Plan related to that Class.

      8.    On an ongoing  basis,  the  Investment  Company's  Board  members, pursuant to their fiduciary responsibilities under the 1940 Act and otherwise, will monitor the Multi-Class Funds for the existence of any material conflicts between the interests of the various classes of shares. The Board members, including a majority of the Board members who are not interested persons of the Investment Company as defined by the Act, shall take such action as is reasonably necessary to eliminate any such conflict that may develop. The investment advisers of each Multi-Class Fund and Distributors shall be responsible for alerting the Board to any material conflicts that arise.

      9. All material amendments to this Plan must be approved by a majority of the Investment Company's Board members, including a majority of the Board members who are not interested persons of the Investment Company as defined by the Act.

      10. I, Deborah R. Gatzek, Secretary of Franklin Valuemark Funds do hereby certify that this Multiple Class Plan was adopted by the Board of Trustees of the Investment Company on October 16, 1998.


                                            /S/ DEBORAH R. GATZEK
                                                Deborah R. Gatzek
                                                Secretary